                                                            Exhibit 23.3

[PRICEWATERHOUSECOOPERS LOGO]

                                                    PricewaterhouseCoopers
                                                    Chartered Accountants
                                                    Dorchester House
                                                    7 Church Street
                                                    Hamilton HM 11
                                                    Bermuda
                                                    Telephone +1 (441) 295 2000
                                                    Facsimile *1(441) 295 1242
                                                    www.pwc.com/bermuda


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated March 9, 2007 relating to the financial statements and financial statement schedules of Validus Holdings, Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" which appears in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Hamilton, Bermuda
June 5, 2007



A list of partners can be obtained from the above address
PricewaterhouseCoopers refers to the members of the worldwide
PricewaterhouseCoopers organization